Exhibit 4.2

NOTE

[Face of Note]

CUSIP # 53227J AD6

ISIN US53227JAD63

2.400% Senior Note due 2031

No. [ ]	$[ ]

LIFE STORAGE LP

promises to pay to CEDE & CO. or its registered assigns, the principal sum of [        ] Dollars on October 15, 2031.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated: October 7, 2021

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IN WITNESS WHEREOF, Life Storage LP has caused this instrument to be duly executed as of the day and year first written above.

LIFE STORAGE LP

By:	LIFE STORAGE HOLDINGS, INC.,
as General Partner

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Signature Page to Note]

[Back of Note]

2.400% Senior Notes due 2031

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. The Notes will bear interest from, and including, October 7, 2021, or from, and including, the most recent interest payment date to which interest has been paid or duly provided for, to, but excluding, the applicable interest payment date or Maturity Date of the Notes, as applicable, at a rate of 2.400% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, commencing April 15, 2022. The Issuer will pay interest to the Person in whose name a Note is registered at the close of business on April 1 and October 1 next preceding the interest payment date. The Issuer will compute interest on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or Maturity Date falls on a day that is not a Business Day, the required payment of principal or interest will be made on the next succeeding Business Day as if made on the date on which such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date or Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

(2) Place of Payment for Principal and Interest. The principal of and interest on the Notes will be payable at the office or agency of the Issuer maintained for that purpose, pursuant to the Indenture, in the City of New York, which initially shall be the corporate trust office of the Trustee; provided, however, that at the option of the Issuer, such payment of principal or interest may be made by check mailed to the person entitled thereto as provided in the Indenture.

(3) Paying Agent and Security Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Issuer may change any Paying Agent or Security Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) Sinking Funds. The Notes are not subject to repayment at the option of the Holder thereof. In addition, the Notes are not entitled to the benefit of, and are not subject to, any sinking fund.

(5) Indenture. The Issuer issued the Notes under an indenture, dated as of June 20, 2016 (the “Base Indenture”), as amended by the Fifth Supplemental Indenture, dated as of October 7, 2021 (the “Fifth Supplemental Indenture,” and together with the Base Indenture, and as the Base Indenture and the Fifth Supplemental Indenture may be further amended and supplemented from time to time, the “Indenture”), among the Issuer, the Parent Guarantor named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer.

(6) Redemption. The Issuer shall have the right to redeem the Notes under certain circumstances as set forth in Section 2.11 of the Fifth Supplemental Indenture.

(7) Payment of Notes Called For Redemption. If notice of redemption has been given as provided in Sections 106 and 1104 of the Base Indenture, and unless the Issuer shall default in the payment of such Notes at the Redemption Price, so long as the Paying Agent holds funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, then on and after such date: (a) such Notes will cease to be Outstanding on and after the Redemption Date, (b) Interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date, and (c) all rights of the Holders of the Notes shall cease with respect of such Notes except the right to receive the Redemption Price thereof.

(8) Denominations, Transfer and Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. The Issuer shall not be required (i) to issue, register the transfer of or exchange the Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Notes selected for redemption under Section 1104 of the Base Indenture and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Notes so selected for redemption as a whole or in part, except the unredeemed portion of any Notes being redeemed in part.

(9) Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Issuer, any Guarantor, the Trustee for such Note and any agent of the Issuer, any Guarantor or such Trustee may treat the Person in whose name any such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307 of the Base Indenture) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, any Guarantor, such Trustee or any agent of the Issuer, any Guarantor or such Trustee shall be affected by notice to the contrary.

None of the Issuer, any Guarantor, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(10) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantee or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding affected by such amendment or supplemental indenture voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes affected thereby voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantee or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption to a successor of the Issuer’s or Guarantor’s obligations to Holders of Notes; add additional Guarantees with respect to the Notes; secure the Notes; to make any other change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with requirements of the Trust Indenture Act or to maintain the qualification of the Indenture under the Trust Indenture Act.

(11) Defaults and Remedies. If an Event of Default (other than an Event of Default specified in Sections 501(6) or 501(7) of the Base Indenture) occurs and is continuing, the entire principal amount and accrued interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Sections 501(6) or 501(7) of the Base Indenture occurs, the principal amount and accrued interest on all the Notes shall be immediately and automatically due and payable without any declaration or other act by the Trustee or any Holder.

(12) No Recourse Against Others. No past, present or future individual incorporator, limited partner, stockholder, trustee, director, officer or employee of the Issuer, any Guarantor or of any successor entity to the Issuer or any Guarantor will have any liability for any obligations of the Issuer and any Guarantor under the Notes or the Indenture based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Notes.

(13) Authentication. No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note the certificate of authentication manually executed by the Trustee for such Note or on its behalf pursuant to Section 614 of the Base Indenture, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

(14) CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use) or other identifying numbers (“Identifying Numbers”) and, if so, the Trustee shall use such Identifying Numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such Identifying Numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identifying numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the Identifying Numbers.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Life Storage LP

c/o Life Storage, Inc.

6467 Main Street

Williamsville, New York 14221

Attention: Andrew J. Gregoire, Chief Financial Officer

NOTATION OF GUARANTEE

For value received, the Guarantor (which term includes any successor Person under the Indenture hereinafter referred to) has unconditionally guaranteed to the extent set forth in, and subject to the provisions of, an indenture dated as of June 20, 2016 (the “Base Indenture”), as amended by the Fifth Supplemental Indenture, dated as of October 7, 2021 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, and as the Base Indenture and the Fifth Supplemental Indenture may be further amended and supplemented from time to time, the “Indenture”) among Life Storage LP (the “Issuer”), the Guarantor named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), providing for the issuance of 2.400% Senior Notes due 2031, the due and punctual payment of the principal of and interest on the Notes to which this notation is affixed and all other amounts due and payable under the Indenture and the Notes to which this notation is affixed by the Issuer.

The obligations of such Guarantor to the Holders of Notes to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Base Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

LIFE STORAGE, INC.

By:
Name:
Title:

Assignment Form

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or Tax I.D. No.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL SECURITY

The following increases or decreases in the principal amount of this Global Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian